Exhibit 99.1


RF INDUSTRIES, LTD.                                        For Immediate Release
                                                           ---------------------
RF Connectors/Aviel/Neulink/Bioconnect
--------------------------------------

Investor Contact:                                               Company Contact:
Neil Berkman Associates                                         Howard F. Hill
(310) 277 - 5162                                                President/CEO
info@berkmanassociates.com                                      (858) 549-6340
--------------------------



                 RF Industries' Third Quarter Sales Increase 20%


      SAN DIEGO, CA., -- September 14, 2005 -- RF INDUSTRIES, LTD., (NASDAQ:RFIL) announced today that net sales for the three months ended July 31, 2005 increased 20% to $3,277,000, compared to net sales of $2,727,000 in the same quarter last year. Net income was $194,000, or $0.05 per diluted share, compared to $266,000, or $0.07 per diluted share, in the same period last year.

      For the nine months ended July 31, 2005, net sales increased 22% to $9,773,000, compared to net sales of $7,998,000 in the same period in fiscal 2004. Net income was $564,000, or $0.15 per diluted share, compared to net income of $851,000, or $0.23 per diluted share in the same period last year.

      Howard Hill, president and CEO of RF Industries, said, "Nine month sales increased in double digits at RFI's Connector, Bioconnect and Neulink operations. Sales at Aviel continue on track and are meeting expectations. Although RFI's margins have been impacted by competitive factors and increases in materials and labor expenses at the RF Connector Division, which accounted for 83% of total Company sales, profitability has been significantly affected by expenses of over $70,000 in the quarter and over $400,000 in the nine months to date for compliance with the Sarbanes-Oxley (SOX) act. SOX expenses are expected to decline in future periods."

      Hill noted that RF Industries recently acquired the assets of Worswick Industries, a privately held San Diego California-based manufacturer and supplier of custom and standard computer cabling and wire harness assemblies with sales of over $350,000 in its most recent fiscal year. "We believe this acquisition will complement and strengthen RFI's cable and coaxial cable business and provide for increased cross marketing opportunities of our broad line of connector and cable products to distributors, industrial, military, aerospace and government customers," said Hill.

      At July 31, 2005, RFI reported cash and cash equivalents of $5,159,000, working capital of $10,446,000, an 18 to 1 current ratio, no long-term debt and stockholders' equity of $11,175,000, or $3.65 per outstanding share.

      RFI's RF Connectors division designs and distributes radio frequency (RF) coaxial connectors and cable assemblies used for Wi-Fi, PCS, radio, test instruments, computer networks and antenna devices. Aviel Electronics provides custom microwave, and RF Connector solutions to aerospace, OEM and Government agencies. Neulink designs and markets wireless digital data transmission products for industrial monitoring, wide area networks, GPS tracking and locations systems. RFI's Bioconnect operation designs, manufactures and distributes specialized electrical cabling and interconnect products to the medical monitoring market.

The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, including, without limitation, uncertainties detailed in the Company's Securities and Exchange Commission filings.



 7610 Miramar Road, San Diego, CA 92126-4202 * (858) 549-6340 * (800) 233-1728
                               FAX (858) 549-6345
          E-mail: rfi@rfindustries.com * Internet: www.rfindustries.com


                                    * * * * *

                               RF INDUSTRIES, LTD.
                         CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

                                                            Three Months Ended                    Nine Months Ended
                                                                July 31,                             July 31,
                                                    -----------------------------------   ----------------------------------
                                                          2005              2004               2005              2004
                                                    -----------------  ----------------   ----------------  ----------------
Net sales                                           $     3,276,581    $    2,727,386     $    9,722,605    $    7,998,176
Cost of sales                                             1,723,522         1,377,367          5,108,306         3,977,895
                                                    -----------------  ----------------   ----------------  ----------------
     Gross profit                                         1,553,059         1,350,019          4,614,299         4,020,281

Operating expenses:
  Engineering                                               131,214           120,556            420,282           337,590
  Selling and general                                     1,110,674           794,953          3,294,831         2,280,667
                                                    -----------------  ----------------   ----------------  ----------------
     Total expenses                                       1,241,888           915,509          3,715,113         2,618,257
                                                    -----------------  ----------------   ----------------  ----------------
Operating income                                            311,171           434,510            899,186         1,402,024

Other income - interest                                      18,462             2,606             56,798             9,413
                                                    -----------------  ----------------   ----------------  ----------------
Income before provision for income taxes                    329,633           437,116            955,984         1,411,437

Provision for income taxes                                  135,290           171,000            392,040           560,000
                                                    -----------------  ----------------   ----------------  ----------------


Net income                                                  194,343    $      266,116     $      563,944    $      851,437
                                                    =================  ================   ================  ================
Earnings per share:
  Basic                                             $          0.06    $         0.09     $         0.19    $         0.30
                                                    =================  ================   ================  ================
  Diluted                                           $          0.05    $         0.07     $         0.15    $         0.23
                                                    =================  ================   ================  ================

Weighted average shares outstanding                       3,062,396         2,970,714           3,039,243        2,881,118
                                                    =================  ================   ================  ================
  Basic
  Diluted                                                 3,782,733         3,779,692           3,804,324        3,655,984
                                                    =================  ================   ================  ================

                               RF INDUSTRIES, LTD.
                            CONDENSED BALANCE SHEETS

                                                                      July 31,             October 31,
                                                                        2005                  2004
                                                                   -------------         -------------
                                       ASSETS                        (Unaudited)
Current Assets
  Cash and cash equivalents                                        $   5,159,163         $   4,497,322
  Trade accounts receivable, net                                       1,453,075             1,516,035
  Notes receivable                                                         2,500                12,000
  Inventories                                                          4,072,368             3,789,958
  Other current assets                                                   273,219               303,138
  Deferred tax assets                                                    141,000               141,000
                                                                   -------------         -------------
     Total Current Assets                                             11,101,325            10,259,453
                                                                   -------------         -------------

Property and Equipment, net                                              472,914               563,040
Goodwill                                                                 137,328               137,328
Notes receivable from related parties                                     26,730                26,730
Note receivable from stockholder                                          70,000                70,000
Other assets                                                              22,091                14,171
                                                                   -------------         -------------
     TOTAL ASSETS                                                  $  11,830,388         $  11,070,722
                                                                   =============         =============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                 $     239,684         $     209,956
  Accrued expenses                                                       362,235               353,100
                                                                   -------------         -------------
     Total current liabilities                                           601,919               563,056

Deferred tax liabilities                                                  53,000                53,000
                                                                   -------------         -------------
     Total Liabilities                                                   654,919               616,056

Commitments and Contingencies

Stockholders' Equity:
  Common stock - authorized 10,000,000 shares of $0.01 par
     value; 3,072,309 and 2,996,937 shares issued and outstanding         30,723                29,970
  Additional paid-in capital                                           3,722,866             3,566,760
  Retained earnings                                                    7,421,880             6,857,936
                                                                   -------------         -------------
     Total Stockholders' Equity                                       11,175,469            10,454,666
                                                                   -------------         -------------
     Total Liabilities and Stockholders' Equity                    $  11,830,388         $  11,070,722
                                                                   =============         =============